As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zeta Global Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	80-0814458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Park Ave, 33rd Floor New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Zeta Global Holdings Corp. 2021 Incentive Award Plan

(Full title of the plan)

David A. Steinberg

Chief Executive Officer

3 Park Ave, 33rd Floor

New York, NY 10016

(Name and address of agent for service)

(212) 967-5055

(Telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Joel H. Trotter Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Steven B. Vine General Counsel Zeta Global Holdings Corp. 3 Park Ave, 33rd Floor New York, NY 10016 (212) 967-5055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Zeta Global Holdings Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 11,851,000 shares of the Company’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), that may become available for issuance under the Zeta Global Holdings Corp. 2021 Incentive Award Plan.

Pursuant to Instruction E of Form S-8, the contents of the Company’s prior Registration Statement on Form S-8 (File No. 333-257048) are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are hereby incorporated by reference in this Registration Statement:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 (including the portions of the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2025 incorporated by reference into the Annual Report on Form 10-K);

(b) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025; and

(c) the description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A (File No. 001-40464), filed with the SEC on June 7, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation of Zeta Global Holdings Corp.	8-K	6/15/21	3.1
4.2	Amended and Restated Bylaws of Zeta Global Holdings Corp.	8-K	6/15/21	3.2
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
23.2	Consent of Deloitte & Touche LLP				X
24.1	Power of Attorney (included on the signature page of this Registration Statement)				X
99.1	Zeta Global Holdings Corp. 2021 Incentive Award Plan	S-1/A	5/7/21	10.10
99.2	Form of restricted stock agreement under 2021 Incentive Award Plan	S-1/A	5/7/21	10.11
99.3	Form of restricted stock unit agreement under 2021 Incentive Award Plan	S-1/A	5/7/21	10.12
99.4	Form of stock option agreement under 2021 Incentive Award Plan	S-1/A	5/7/21	10.13
107	Filing Fee Table				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on May 9, 2025.

Zeta Global Holdings Corp.

By:	/s/ David A. Steinberg
David A. Steinberg
Chief Executive Officer and Chairperson

POWER OF ATTORNEY

We, the undersigned directors and officers of Zeta Global Holdings Corp. (the “Company”), hereby severally constitute and appoint David A. Steinberg and Christopher Greiner, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement, and any and all pre-effective and post-effective amendments to this Registration Statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ David Steinberg	Chief Executive Officer and Chairperson	May 9, 2025
David Steinberg	(Principal Executive Officer)

/s/ Christopher Greiner	Chief Financial Officer	May 9, 2025
Christopher Greiner	(Principal Financial Officer)

/s/ Satish Ravella	EVP, Chief Accounting Officer	May 9, 2025
Satish Ravella	(Principal Accounting Officer)

/s/ Jené Elzie	Director	May 9, 2025
Jené Elzie

/s/ Imran Khan	Director	May 9, 2025
Imran Khan

/s/ William Landman	Director	May 9, 2025
William Landman

/s/ Robert Niehaus	Director	May 9, 2025
Robert Niehaus

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Name	Title	Date
/s/ William Royan	Director	May 9, 2025
William Royan

/s/ John Sculley	Director	May 9, 2025
John Sculley

/s/ Jeanine Silberblatt	Director	May 9, 2025
Jeanine Silberblatt

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